Exhibit (a)(1)(v)

KKR FS INCOME TRUST

NOTICE OF WITHDRAWAL OF TENDER REGARDING
SHARES HELD IN KKR FS INCOME TRUST

TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED

December 1, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND
THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY KKR
FS INCOME TRUST’S TRANSFER AGENT, EITHER BY MAIL,
COURIER OR PERSONAL DELIVERY BEFORE

11:59 P.M., EASTERN TIME, ON

December 29, 2025, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal of Tender and return it to SS&C GIDS, Inc., the Company’s transfer agent (the “Transfer Agent”), as follows:

For delivery by registered, regular, certified or
express mail, by overnight courier or by
personal delivery:

Regular Mail: FS/KKR Advisor, LLC c/o SS&C GIDS, Inc. P.O. Box 219713 Kansas City, MO 64121-9713	Express/Overnight Delivery/Personal Delivery: FS/KKR Advisor, LLC c/o SS&C GIDS, Inc. 801 Pennsylvania Ave, Suite 219713 Kansas City, MO 64105-1307

You are responsible for confirming that this Notice of Withdrawal is received by the Transfer Agent at the address above.

KKR FS INCOME TRUST

NOTICE OF WITHDRAWAL

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its Class I common shares of beneficial interest, par value $0.01 per share (the ‘‘Shares’’), of KKR FS Income Trust (the ‘‘Company’’) that previously was submitted by the undersigned in a Letter of Transmittal, dated _____________, 2025.

A. SHAREHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Name			Name

Address			Address
	(street)			(street)

	(city/state)	(zip)		(city/state)	(zip)

Social Security or Tax ID No.	Social Security or Tax ID No.
Telephone No.	Telephone No.

Company Account Number (if known)

Registered Holder Information (if different than above; print name exactly as it appears on the books and records of the Company maintained by SS&C GIDS, Inc., the Company’s transfer agent)*

*    For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Notice of Withdrawal in the ‘‘Registered Holder Signature’’ block in Section C.

Name of Registered Holder

(e.g., custodian if shares are registered in the name of a custodian)

Address
	(street)	(city/state)	(zip)

Tax ID No.	BIN

B. WITHDRAWAL REQUEST (select one option)

☐	All Shares owned as of the Expiration Date

☐	Other number of Shares*:

*Provide a number of Shares, not a dollar amount.

[Signature page follows]

This K-FIT Notice of Withdrawal Form is valid only in conjunction with the terms of the Offer to Purchase dated December 1, 2025.

KKR FS INCOME TRUST

NOTICE OF WITHDRAWAL

C. AUTHORIZED SIGNATURES

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Company.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Notice of Withdrawal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Notice of Withdrawal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner	Signature – Beneficial Owner

Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the books and records of the Company maintained by SS&C GIDS, Inc., the Company’s transfer agent):

Print Name of Registered Holder

Title of Signatory

Signature – Registered Holder

Date

This K-FIT Notice of Withdrawal Form is valid only in conjunction with the terms of the Offer to Purchase dated December 1, 2025.